UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Hansen Way Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 845-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b); (e)

On April 27, 2012, as part of an overall reduction in operating expenses, the Compensation Committee of the Board of Directors of Telik, Inc. (the “Company”) unanimously approved the reduction of base salaries of certain executive officers and key personnel as follows, effective May 1, 2012:

	2011 Base Salary	New Base Salary
Michael M. Wick, M.D., Ph.D. President and Chief Executive Officer	$514,000	$344,000
Steven R. Schow, Ph.D. Vice President, Research	$262,000	$176,000
Gail L. Brown, M.D. Senior Vice President and Chief Medical Officer	$406,000	$272,000
William P. Kaplan Vice President, General Counsel and Corporate Secretary	$264,000	$236,000

In addition, Marc L. Steuer, Senior Vice President, Business Development, has become a consultant to the Company. Under the terms of Mr. Steuer’s agreement with the Company, the last day of his employment was April 30, 2012, and Mr. Steuer will thereafter provide consulting services with respect to business development to the Company through October 31, 2012. This date may be extended by mutual agreement. Mr. Steuer will be entitled to receive $2,100 per month and reimbursement of COBRA premiums for health insurance coverage during the consulting period. The foregoing description is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Agreement between the Company and Marc L. Steuer, dated April 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: May 1, 2012
	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement between the Company and Marc L. Steuer, dated April 30, 2012